SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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ONYX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
APPROVAL OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF THE AMENDMENT TO THE 1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
MANAGEMENT
Executive Officers
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership(1)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
STOCK OPTION GRANTS AND EXERCISES
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE MEASUREMENT COMPARISON
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITORS FEES
CERTAIN TRANSACTIONS
OTHER MATTERS

3031 Research Drive

Richmond, California 94806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of ONYX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 10, 2003 at 10:00 a.m. local time at 3031 Research Drive, Richmond, California 94806 for the following purposes:

1. To elect three directors to hold office until the 2006 Annual Meeting of Stockholders.

2. To approve an amendment to the Company’s 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 600,000 shares.

3. To approve an amendment to the Company’s 1996 Non-Employee Directors’ Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 100,000 shares.

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      These items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Annual Meeting is April 24, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Robert L. Jones
Secretary

Richmond, California

April 25, 2003

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ONYX PHARMACEUTICALS, INC.

3031 Research Drive
Richmond, California 94806

PROXY STATEMENT
For the 2003 Annual Meeting of Stockholders
June 10, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Onyx Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Onyx”) is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on April 24, 2003 will be entitled to vote at the annual meeting. On this record date, there were 23,788,031 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

      If on April 24, 2003 your shares were registered directly in your name with Onyx’s transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on April 24, 2003 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are four matters scheduled for a vote:

•	Election of three directors to hold office until the 2006 Annual Meeting of Stockholders;

•	Proposed 600,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1996 Equity Incentive Plan;

•	Proposed 100,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1996 Non-Employee Directors’ Plan; and

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Onyx. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2003.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” a 600,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1996 Equity Incentive Plan, “For” a 100,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1996 Non-Employee Directors’ Plan and “For” ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Onyx’s Secretary at 3031 Research Drive, Richmond, California 94806.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2003, to Onyx’s Secretary, 3031 Research Drive, Richmond, California 94806. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so between March 11, 2004 and April 10, 2004 by submitting the proposal to Onyx’s Secretary at 3031 Research Drive, Richmond, California 94806. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which the nominee has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, a 600,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1996 Equity Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, a 100,000 shares increase in the number of shares of common stock authorized for issuance under the Company’s 1996 Non-Employee Directors’ Plan, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 23,788,031 shares outstanding and entitled to vote. Thus, 11,894,016 shares must be represented by votes at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Amended and Restated Certificate of Incorporation and our Bylaws provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until that director’s successor is elected and qualified.

      The Board of Directors is presently composed of eight members with no vacancies. There are three directors in the class whose term of office expires in 2003. The first nominee for election to Class I, Paul Goddard, is currently a director of the Company who was previously elected by stockholders. The second nominee for election to Class I, Antonio Grillo-López, is currently a director of the Company who was previously elected by a majority of the remaining directors to fill a vacancy on the Board. The third nominee for election to Class I, Wendell Wierenga, is currently a director of the Company who was previously elected by stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Bayer Pharmaceuticals Corporation has the right to have a nominee elected to the Company’s Board of Directors until such time as the parties do not have a compound in clinical development under the collaboration agreement between the parties. Wolf-Dieter Busse currently serves as the Bayer nominee on the Board of Directors.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee as management may propose. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unable to serve.

      The following is a brief biography of each nominee for director.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting — Class I

      Paul Goddard, Ph.D., age 53, has served as a Director since February 1997. From March 2000 to March 2003, Dr. Goddard served as a consultant and advisor to Elan plc. From August 1998 to March 2000, Dr. Goddard served as President and Chief Executive Officer of Elan Pharmaceuticals, Inc., a biotechnology company and a division of Elan plc. From March 1991 to August 1998, Dr. Goddard served as Chief Executive Officer and Chairman of the Board of Neurex Corporation, a biotechnology company, until Neurex Corporation was acquired by Elan Corporation plc. Dr. Goddard is Chairman of the board of directors of A.P. Pharma, Inc. and Chairman of the board of directors of XenoPort, Inc. Dr. Goddard serves on the board of directors of Molecular Devices Corporation and Adolor Corporation. He completed his Ph.D. in the area of Etiology and Pathophysiology of colon cancer at St. Mary’s Hospital, University of London.

      Antonio J. Grillo-López, M.D., age 63, has served as a Director since September 2002. From November 1992 to January 2001, Dr. Grillo-López served as Chief Medical Officer of IDEC Pharmaceuticals Corporation and currently holds the position of Chief Medical Officer Emeritus of IDEC Pharmaceuticals Corporation. Dr. Grillo-López serves on the boards of directors of Favrille, Inc., Salmedix, Inc., the National Coalition for Cancer Survivorship and the House of Puerto Rico San Diego and on the scientific advisory boards of IDEC Pharmaceuticals Corporation, Favrille, Inc., Conforma Therapeutics Corporation, SuperGen, Inc., Tragen Pharmaceuticals, Salmedix, Inc. and the Lymphoma Research Foundation. Dr. Grillo-López holds a B.S. and an M.D. from the University of Puerto Rico.

      Wendell D. Wierenga, Ph.D., age 55, has served as a Director of the Company since December 1996. Since September 2000, Dr. Wierenga has served as the Chief Executive Officer of Syrrx, Inc., a biotechnology company. From February 1999 to August 2001, Dr. Wierenga served as Senior Vice President, Worldwide Pharmaceutical Sciences, Technologies and Development for the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company, a subsidiary of Pfizer Inc., and from 1990 to February 1999 as Senior Vice President of Research of Parke-Davis. Dr. Wierenga served as Vice President of Medtech Ventures of Warner-Lambert, a pharmaceutical company, from 1992 to 2000. Dr. Wierenga serves on the board of directors of GenVec, Inc., Ciphergen Biosystems, Inc. and XenoPort, Inc. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in chemistry from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE.

Directors Continuing in Office Until the 2004 Annual Meeting — Class II

      Wolf-Dieter Busse, Ph.D., age 56, has served as a Director since February 2001. Since 1997, Dr. Busse has served as a Senior Vice President, Biotechnology, of the Pharmaceutical Division of Bayer Corporation. From 1987 to 1997, Dr. Busse served as an International Head of Preclinical Research and Development for the Research Center at Bayer AG. Dr. Busse completed his Ph.D. in macromolecular chemistry and organic chemistry at the Technical University Aachen. Dr. Busse currently serves as a professor at the Institute of Genetics at the University of Cologne.

      Nicole Vitullo, age 45, has served as a Director of the Company since February 1998. Ms. Vitullo is Managing Director of Domain Associates, L.L.C., a private venture capital firm. Prior to joining Domain in 1999, Ms. Vitullo was Senior Vice President of Rothchild Asset Management from 1992 until 1999. Ms. Vitullo serves on the board of directors of Corvas International, Inc. Ms. Vitullo holds a B.A. in Mathematics and an M.B.A. from the University of Rochester.

Directors Continuing in Office Until the 2005 Annual Meeting — Class III

      Magnus Lundberg, age 47, has served as a Director since June 2000. Mr. Lundberg has served as President of Pharmacia Diagnostics AB, a division of Pharmacia Corporation, a pharmaceutical company, since March 1999. From September 1996 to March 1999, Mr. Lundberg served as President of both Chiron Therapeutics and Chiron Vaccines, each a division of Chiron, a biotechnology company. From 1981 to September 1996, Mr. Lundberg held various management positions at Pharmacia AB, a pharmaceutical company. Mr. Lundberg serves on the board of directors of Biacore International AB. Mr. Lundberg holds an M.Sc. in Biology and Biochemistry from Abo Akademi in Turku, Finland.

      Hollings C. Renton, age 56, has served as a Director since April 1992, as President and Chief Executive Officer since March 1993, and as Chairman of the Board since June 2000. Prior to joining the Company, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a biotechnology company, from December 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to December 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990. Mr. Renton serves on the board of directors of Cepheid Corporation and SangStat Medical Corporation. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

      George A. Scangos, Ph.D., age 55, has served as a Director since June 2000. Dr. Scangos has served as President and Chief Executive Officer of Exelixis, Inc., a biotechnology company, since October 1996. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts. He was a Post-Doctoral Fellow at Yale University. Dr. Scangos currently serves as an adjunct professor of biology at Johns Hopkins University.

Board Committees and Meetings

      During the fiscal year ended December 31, 2002 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

      The Audit Committee meets with the Company’s independent auditors at least quarterly to review the financial results of the fiscal quarters and the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Mr. Lundberg, Ms. Vitullo and Dr. Scangos, who replaced Dr. Wierenga as an Audit Committee member during the 2002 fiscal year. The Committee met five times during the 2002 fiscal year. Under currently applicable National Association of Securities Dealers, or NASD, rules, all of the current members of the committee are independent. Dr. Wierenga, who served on the committee for part of the 2002 fiscal year, was not independent, due to the 2001 sale of certain assets by the Company to Syrrx, Inc., of which Dr. Wierenga is Chief Executive Officer. This transaction with Syrrx is more fully described in the Report of the Audit Committee included in this proxy statement.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors: Dr. Goddard, Dr. Scangos and Ms. Vitullo. It met three times during the fiscal year ended December 31, 2002.

      During the fiscal year ended December 31, 2002, all directors except Dr. Busse and Mr. Lundberg attended at least 75% of the aggregate of the meetings of the Board, held during the period for which they were a director, and all directors attended at least 75% of the aggregate of the meetings of the Board committees on which they served, held during the period for which they were a committee member.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN

      In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1996 Equity Incentive Plan, or the “1996 Plan.” As a result of a series of amendments, as of March 1, 2003, there were 4,625,000 shares of the Company’s Common Stock authorized and reserved for issuance under the 1996 Plan. As of March 1, 2003, options (net of canceled or expired options) covering an aggregate of 4,340,909 shares of Common Stock had been granted under the 1996 Plan and approximately 284,091 shares of Common Stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) remained available for future grants under the 1996 Plan.

      During the last fiscal year, the Company granted options to purchase 360,000 shares of Common Stock under the 1996 Plan to current executive officers and directors at exercise prices ranging from $4.00 to $6.46 per share and granted to all employees and consultants (excluding executive officers) as a group options to purchase 390,802 shares at exercise prices ranging from $3.87 to $8.40 per share.

      In February 2003, the Board of Directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1996 Plan by 600,000 shares of Common Stock from a total of 4,625,000 shares to 5,225,000 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options under the 1996 Plan at levels determined appropriate by the Board of Directors and the Compensation Committee.

      Stockholders are requested in this Proposal 2 to approve the amendment to the 1996 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

      The essential features of the 1996 Plan are outlined below:

General

      The 1996 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the 1996 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code.” Nonstatutory stock options granted under the 1996 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 1996 Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

      The Board adopted the 1996 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of these people, to secure and retain the services of persons capable of filling key positions and to provide incentives for these people to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 80 employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1996 Plan.

Administration

      The Board administers the 1996 Plan. Subject to the provisions of the 1996 Plan, the Board has the power to construe and interpret the 1996 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each option within which all or a portion of the option may be exercised, the exercise price of each option, the type of consideration and other terms of the option or award.

      The Board has the power to delegate administration of the 1996 Plan to a committee composed of two or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from the Company other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither a current or former officer of the Company nor a current employee of the Company, does not receive any remuneration from the Company other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from the Company (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 1996 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself. In accordance with the provisions of the 1996 Plan, the Board has delegated administration of the 1996 Plan to the Compensation Committee.

Eligibility

      Incentive stock options and related stock appreciation rights may be granted under the 1996 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of the Company and its affiliates are eligible to receive all other types of awards under the 1996 Plan.

      No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1996 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

      No person may be granted options and/or stock appreciation rights under the 1996 Plan exercisable for more than 300,000 shares of Common Stock during any calendar year. This limitation is referred to as the “Section 162(m) Limitation.”

Stock Subject to the 1996 Plan

      Subject to this Proposal, an aggregate of 5,225,000 shares of Common Stock is reserved for issuance under the 1996 Plan. If awards granted under the 1996 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to those awards again become available for issuance under the 1996 Plan.

Terms of Options

      The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. As of April 24, 2003, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $8.09 per share.

      The exercise price of options granted under the 1996 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

      Repricing. In the event of a decline in the value of the Company’s Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Under such circumstances, both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

      Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, “service”) and regardless of any change in the capacity of the service. Shares covered by different options granted under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in this event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

      Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 1996 Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

      The option term may be extended in the event that exercise of the option within these periods is prohibited by law, particularly applicable securities law.

Terms of Stock Bonuses and Purchases of Restricted Stock

      Purchase Price. The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company’s Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

      Payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1996 Plan must be paid either in cash at the time the award is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

      Vesting. Shares of stock sold or awarded under the 1996 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase or stock bonus agreement under the 1996 Plan.

      Restrictions on Transfer. Rights under a stock bonus or restricted stock purchase agreement may not be transferred other than by will or by the laws of descent and distribution or except where required by law.

Stock Appreciation Rights

      The 1996 Plan authorizes three types of stock appreciation rights:

      Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights will generally be made in cash.

      Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights will generally be made in cash.

      Independent Stock Appreciation Rights. Independent stock appreciation rights are not tied to any underlying option, but instead are denominated in “share equivalents.” A share equivalent for this purpose is equal to a share of Common Stock. Independent stock appreciation rights entitle the participant to receive, upon exercise, a distribution for each exercised share equivalent that is equal to the current fair market value of a share of Common Stock, less the value of the share on the original date of grant. Distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

      A participant in the 1996 Plan may not transfer an incentive stock option other than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise the option following the participant’s death. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase, restricted stock purchase or stock bonus agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the 1996 Plan and outstanding awards. In that event, the 1996 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1996 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to these awards.

Effect of Certain Corporate Events

      The 1996 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization (“change in control”), to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the 1996 Plan, substitute similar awards for those outstanding under the 1996 Plan or continue such outstanding awards. If any surviving corporation declines to assume or continue awards outstanding under the 1996 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which their options may be exercised will be accelerated and for all awards any repurchase rights or acquisition rights will lapse. In such event, an outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

      The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on March 26, 2006.

      The Board also may amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment would (i) increase the number of shares reserved for issuance under the 1996 Plan; (ii) modify the requirements as to eligibility for participation, to the extent modification requires stockholder approval in order for the 1996 Plan to comply with Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; or (iii) change the 1996 Plan in any other way if the change requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or to satisfy the requirements of Section 422 of the Code or any Nasdaq or other applicable securities exchange listing requirements. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

      Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 38.6% in 2003.

      Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1996 Plan generally have the following federal income tax consequences:

      There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.

      Compensation attributable to restricted stock purchases and stock bonus awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Additional Information

      The following table provides information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2002:

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-average	Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities reflected
	Warrants and Rights	Warrants and Rights	in column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,749,951	$7.57	609,257

(1)	We have no equity compensation plans not approved by security holders.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE

1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED

      In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1996 Non-Employee Directors’ Stock Option Plan, or the “Directors’ Plan.” As of March 1, 2003, there were 325,000 shares of Common Stock reserved for issuance under the Directors’ Plan. As of March 1, 2003, options (net of canceled or expired options) covering an aggregate of 285,000 shares of the Company’s Common Stock had been granted under the Directors’ Plan. Only 40,000 shares of Common Stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of options) remain available for future grant under the Directors’ Plan.

      In February 2003, the Board of Directors amended the Directors’ Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Directors’ Plan by 100,000 shares of Common Stock, from a total of 325,000 shares to a total of 425,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels in accordance with the Company’s automatic grant policy.

      Stockholders are requested in this Proposal 3 to approve the amendment to the Directors’ Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

      The essential features of the Directors’ Plan are outlined below:

General

      The Directors’ Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

Purpose

      The Board adopted the Directors’ Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Under the Directors’ Plan, seven of the current directors of the Company are eligible to participate.

Administration

      The Board administers the Directors’ Plan. The Board has the power to construe and interpret the Directors’ Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option.

      The Board has the power to delegate administration of the Directors’ Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Directors’ Plan to the Compensation Committee of the Board. As used herein with respect to the Directors’ Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Eligibility

      The Directors’ Plan provides that options may be granted only to non-employee directors of the Company. A “non-employee director” is defined in the Directors’ Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

Stock Subject to the Directors’ Plan

      Subject to this Proposal, an aggregate of 425,000 shares of Common Stock is reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan.

Terms of Options

      The following is a description of the terms of options granted under the Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below except as otherwise noted.

      Automatic Grants. Pursuant to the Directors’ Plan, each person who is first elected to be a non-employee director is granted an option to purchase 20,000 shares of the Company’s Common Stock on the date of his or her initial election as a non-employee director. Further, the Directors’ Plan provides for the automatic, non-discretionary grant of an option to purchase 5,000 shares of the Company’s Common Stock to each non-employee director on each anniversary of his or her initial grant, if such non-employee director continues to serve as a director on such anniversary date.

      Exercise Price; Payment. The exercise price of each option granted under the Directors’ Plan is 100% of the fair market value of the stock subject to the option on the date of the grant. As of April 24, 2003, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $8.09 per share.

      The exercise price of options granted under the Directors’ Plan must be paid either in cash at the time the option is exercised or, under certain conditions, by delivery of other Common Stock of the Company or by a combination of cash and Common Stock of the Company. In addition, the exercise price of an option may be paid pursuant to a broker-assisted exercise program established under Regulation T as promulgated by the Federal Reserve Board.

      Option Exercise. Options granted under the Directors’ Plan become exercisable in cumulative increments, or “vest,” during the optionholder’s service as a director of the Company or during any subsequent employment of the optionholder and/or service by the optionholder as a consultant to the Company or an affiliate (collectively, “service”). Options granted under the Directors’ Plan upon a non-employee director’s initial election become exercisable over four years from the date of grant. Twenty-five percent of these options become exercisable on the anniversary of the date of grant and the remainder of such options vest in equal monthly installments over the subsequent 36 months. Options granted to non-employee directors on the anniversaries of their initial grants become exercisable in full on the first anniversary of the date of their grant. Options granted under the Directors’ Plan do not permit exercise prior to vesting.

      Term. The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate 12 months after termination of the optionholder’s service unless termination is due to the optionholder’s death, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

      Other Provisions. The option agreement may contain other terms, provisions and conditions not inconsistent with the Directors’ Plan, as determined by the Board.

Restrictions on Transfer

      The optionholder may not transfer an option except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16a-2 of the Exchange Act. During the lifetime of the optionholder, an option may be exercised only by the optionholder or guardian, legal representative or permitted transferee.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, stock split or other capitalization adjustment may change the class and number of shares of Common Stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Directors’ Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

      The Directors’ Plan provides that, in the event of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, specified types of merger, certain securities acquisitions or other corporate reorganization (“change in control”), then, the vesting and the time during which outstanding options may be exercised will be accelerated. Outstanding options will terminate if the optionholder does not exercise before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

      The Board may suspend or terminate the Directors’ Plan without stockholder approval or ratification. Unless sooner terminated, the Directors’ Plan will terminate at the time that all shares of Common Stock reserved for issuance under the Directors’ Plan have been issued.

      The Board may also amend the Directors’ Plan and the options outstanding thereunder at any time or from time to time; provided, however, that the Board may not amend the Plan more than once every six months with respect to the provisions of the Plan that relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Moreover, no amendment of the Directors’ Plan may impair the rights and obligations of an optionholder under any stock options granted under the Directors’ Plan prior to the amendment unless the optionholder consents to the impairment in writing. In addition, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors’ Plan to satisfy Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 162(m) of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Directors’ Plan for stockholder approval.

Federal Income Tax Information

      Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 38.6%. Slightly different rules may apply to optionholders who acquire stock subject to repurchase options.

      Nonstatutory Stock Options. Options granted under the Directors’ Plan generally have the federal income tax consequences of nonstatutory stock options as described under “Federal Income Tax Information” in Proposal 2 above.

Additional Information

      Please refer to the Equity Compensation Plan Information table under Proposal 2, above.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

MANAGEMENT

Executive Officers

      Information with respect to the executive officers of the Company as of April 23, 2003 is set forth below:

Name	Age	Position

Hollings C. Renton	56	Chairman of the Board, President and Chief Executive Officer
D. Scott Geyer	48	Senior Vice President, Product Development
Leonard E. Post, Ph.D.	50	Senior Vice President, Research & Development
Gregory J. Giotta, J.D., Ph.D.	56	Vice President and Chief Legal Counsel
Jeanne Y. Jew	39	Vice President, Corporate & Commercial Development
Marilyn E. Wortzman, C.P.A.	56	Vice President, Finance

      Hollings C. Renton has served as a Director since April 1992, as President and Chief Executive Officer since March 1993, and as Chairman of the Board since June 2000. Prior to joining the Company, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a biotechnology company, from December 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to December 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990. Mr. Renton serves on the board of directors of Cepheid Corporation and SangStat Medical Corporation. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

      D. Scott Geyer has served as Senior Vice President, Product Development since September 2002. From April 2001 to September 2002, Mr. Geyer served as Vice President, Technical Operations. Prior to joining the Company, Mr. Geyer served in various management positions at Protein Design Labs from July 1996 to April 2001, including Vice President, Technical Development from April 1998 to April 2001. Prior to joining Protein Design Labs, Mr. Geyer worked at the Ares-Serono Group, a biotechnology company, from 1987 to 1996 where he held several positions including Executive Director, Process Development of Ares Advanced Technology, Inc. Mr. Geyer holds an M.S. in veterinary microbiology from Texas A&M University and a B.S. in microbiology from the University of Southwestern Louisiana.

      Leonard E. Post, Ph.D. joined the Company in July 2000 as Senior Vice President, Research and Development. Prior to joining the Company, Dr. Post served in various management positions at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert Company, a subsidiary of Pfizer Inc. from 1991 to July 2000, including Vice President, Discovery Research from June 1997 to December 1999 and Vice President, Biologicals from January 2000 to July 2000. From 1993 to June 2000, Dr. Post served as adjunct professor in the Department of Microbiology and Immunology at the University of Michigan. He received his Ph.D. from the University of Wisconsin.

      Gregory J. Giotta, Ph.D., J.D. joined the Company in June 1995 as Vice President and Chief Legal Counsel. Prior to joining the Company, Dr. Giotta served as Vice President and Chief Intellectual Property Attorney at Glycomed Corporation, a biotechnology company, from October 1992 to June 1995. Dr. Giotta earned a Ph.D. from the University of California at Santa Cruz and a J.D. from the University of San Diego.

      Jeanne Y. Jew joined the Company as Vice President, Corporate and Commercial Development in November 2002. From October 2001 to November 2002, Ms. Jew served as Vice President, Business Development at Deltagen, Inc., a biotechnology company. From April 1997 to October 2001, Ms. Jew served in various management positions at Coulter Pharmaceutical, Inc., which was acquired by Corixa Corporation, including Vice President, Business Development from December 2000 to October 2001. She received her B.A. from Wesleyan University and holds an M.B.A. in International Business and Finance from Cornell University.

      Marilyn E. Wortzman, C.P.A. was appointed the Company’s Vice President, Finance in February 2003. From August 1998 to February 2003, Ms. Wortzman served as Controller. From April 1997 to August 1998, Ms. Wortzman served as acting Controller of the Company. Prior to joining the Company, Ms. Wortzman served as Finance Manager for AutoDesk, Inc., a software company, from April 1992 to September 1996. Ms. Wortzman holds a B.A. in Political Science from Syracuse University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 1, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

Beneficial Ownership(1)

		Shares Issuable Pursuant
	Outstanding	to Options or Warrants
	Shares of	Exercisable Within	Percent of
Name of Beneficial Owner	Common Stock	60 Days of March 1, 2003	Total

5% Stockholders
Entities Affiliated with OrbiMed Advisors LLC(2)	1,935,100	259,250	9.2%
767 Third Ave., 30th Floor
New York, NY 10017
Entities Affiliated with Deerfield Management Company(3)	2,000,000	—	8.4
780 Third Ave., 37th Floor
New York, NY 10017
Entities Affiliated with Perceptive Life Sciences Master Fund Ltd.(4)	1,716,983	185,185	8.0
c/o First New York Securities, LLC
850 Third Ave., 8th Floor
New York, NY 10022
Entities Affiliated with Domain Associates, L.L.C.(5)	1,407,408	185,184	6.7
One Palmer Square, Suite 515
Princeton, NJ 08542
Warner-Lambert Company	1,398,079	—	5.9
201 Tabor Road
Morris Plains, NJ 07950
Directors and Executive Officers
Wolf-Dieter Busse, Ph.D.	—	—	—
Antonio J. Grillo-López, M.D.	—	—	—
Paul Goddard, Ph.D.	—	35,500	*
Magnus Lundberg	—	8,334	*
Hollings C. Renton(6)	202,239	557,854	3.1
George A. Scangos, Ph.D.	—	8,334	*
Nicole Vitullo(5)	1,407,408	220,184	6.8
Wendell D. Wierenga, Ph.D.	—	46,000	*
D. Scott Geyer(7)	—	240,000	1.0
Gregory J. Giotta, Ph.D., JD.(8)	—	145,576	*
Leonard E. Post, Ph.D.(9)	9,333	260,000	1.1
Marilyn E. Wortzman(10)	486	102,188	*
All executive officers and directors as a group (13 persons)(11)	1,619,466	1,723,970	13.1

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,721,780 shares outstanding on March 1, 2003, adjusted as required by rules promulgated by the SEC.

(2)	OrbiMed Advisors LLC and OrbiMed Advisors Inc. are investment advisors holding 1,935,100 shares of common stock and warrants to purchase 259,250 shares of common stock on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from or proceeds from sale of these securities.

(3)	Consists of (i) 1,060,000 shares of common stock held by Deerfield Partners, L.P. and (ii) 940,000 shares of common stock held by Deerfield International Limited. Deerfield Management Company manages Deerfield Partners, L.P. and Deerfield International Limited.

(4)	Consists of (i) 1,554,557 shares of common stock and (ii) 185,185 shares issuable upon exercise of a warrant, which is immediately exercisable, held by Perceptive Life Sciences Master Fund Ltd., the investment manager of which is Perceptive Advisors LLC, of which Joseph Edelman is the managing member and (iii) 162,426 shares of common stock held by Mr. Edelman through his trading account with First New York Securities, LLC. Mr. Edelman disclaims beneficial ownership of the shares held by Perceptive Life Sciences Master Fund Ltd. except to the extent of his pecuniary interest.

(5)	Consists of (i) 651,065 shares of common stock held by Domain Partners IV, L.P., (ii) 15,602 shares of common stock held by DP IV Associates, L.P., (iii) 723,647 shares of common stock held by Domain Partners V, L.P., (iv) 180,911 shares of common stock issuable upon exercise of a warrant held by Domain Partners V, L.P., (v) 17,094 shares of common stock held by DP V Associates, L.P. and (vi) 4,273 shares of common stock issuable upon exercise of a warrant held by DP V Associates, L.P. Ms. Vitullo is Managing Director of Domain Associates, L.L.C. which is the manager of Domain Partners IV, L.P., DP IV Associates, L.P., Domain Partners V, L.P. and DP V Associates, L.P. Ms. Vitullo disclaims beneficial ownership of the shares held by the Domain Partners IV, L.P., DP IV Associates, L.P., Domain Partners V, L.P. and DP V Associates, L.P. except to the extent of her pecuniary interest therein.

(6)	Includes 194,889 shares held by the Renton Family Trust and 1,200 shares held by Mr. Renton’s spouse. Of the shares exercisable within 60 days of March 1, 2003, 249,134 would be unvested and subject to repurchase by the Company if exercised.

(7)	Of the shares exercisable within 60 days of March 1, 2003, 164,687 would be unvested and subject to repurchase by the Company if exercised.

(8)	Of the shares exercisable within 60 days of March 1, 2003, 85,072 would be unvested and subject to repurchase by the Company if exercised.

(9)	Of the shares exercisable within 60 days of March 1, 2003, 120,522 would be unvested and subject to repurchase by the Company if exercised.

(10)	Of the shares exercisable within 60 days of March 1, 2003, 67,709 would be unvested and subject to repurchase by the Company if exercised.

(11)	See footnotes 5 through 10 above, as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by each of Dr. Busse and Mr. Geyer and the report disclosing Dr. Grillo-López’s beneficial ownership of Onyx’s equity securities, due after his appointment to the Board of Directors, was filed late.

EXECUTIVE COMPENSATION

Compensation of Directors

      Each non-employee director of the Company receives a yearly retainer of $10,000. In addition, each director receives $1,500 for attending each Board of Directors meeting in person, $250 for each committee meeting attended in person held on the same day as a Board of Directors meeting or for any meeting attended telephonically and $500 for each committee meeting attended in person on a day other than a day on which a Board of Directors meeting is held. In the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $68,250. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

      Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Only non-employee directors of the Company are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Code.

      The Directors’ Plan provides that each new member of the Company’s Board will be granted an option to purchase 20,000 shares of the Company’s Common Stock on the date of his or her initial election to the Board. Further, the Directors’ Plan provides for the automatic, non-discretionary grant of options to purchase 5,000 shares of the Company’s Common Stock on the anniversary of each non-employee director’s initial grant, if the non-employee director is continuing to serve as a director on the anniversary date.

      During the last fiscal year, the Company granted options to purchase an aggregate of 65,000 shares of Common Stock to non-employee directors of the Company pursuant to the Directors’ Plan, at a weighted average exercise price per share of $5.62. As of March 1, 2003, options to purchase an aggregate of 67,500 shares had been exercised under the Directors’ Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

      The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and the Company’s other four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards

						No. of
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		Options	Compensation(2)

Hollings C. Renton	2002	$366,608	$—	$—		125,000	$3,111
Chairman, President and	2001	355,384	80,000	—		95,000	3,220
Chief Executive Officer	2000	314,423	100,000	—		50,000	1,518
D. Scott Geyer(3)	2002	246,639	—	40,270	(4)	70,000	867
Senior Vice President,	2001	160,096	50,000	61,458	(5)	135,000	512
Product Development	2000	—	—	—		—	—
Leonard E. Post, Ph.D.	2002	286,838	—	20,138	(6)	25,000	1,881	(7)
Senior Vice President,	2001	285,385	17,500	36,829	(8)	30,000	2,518
Research and Development	2000	108,769	20,000	—		180,000	1,012
Gregory J. Giotta, Ph.D., J.D.	2002	247,700	—	—		25,000	2,507
Vice President and	2001	238,942	35,000	—		45,000	2,435
Chief Legal Counsel	2000	219,115	40,000	—		20,000	1,057
Marilyn E. Wortzman	2002	141,838	—	—		15,000	1,615	(7)
Vice President, Finance	2001	137,018	12,000	—		35,000	1,514	(9)
	2000	119,615	17,500	—		15,000	525

(1)	Represents amounts accrued by the Company in 1999, 2000 and 2001, but paid in 2000, 2001 and 2002 at the election of the Company.

(2)	Represents the taxable portion of group life insurance paid by the Company.

(3)	Mr. Geyer joined the Company in April 2001.

(4)	Represents relocation adjustment accrued in 2001, but paid in 2002.

(5)	Represents relocation expenses.

(6)	Represents (i) relocation expenses of $155 and (ii) relocation adjustment of $19,983 accrued in 2001, but paid in 2002.

(7)	Includes $300 wellness benefit.

(8)	Represents (i) relocation expenses of $29,866 and (ii) relocation adjustment of $6,963 accrued in 2000, but paid in 2001.

(9)	Includes $250 wellness benefit.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its 1996 Plan. As of March 1, 2003, options to purchase a total of 2,815,724 shares were outstanding under the 1996 Plan and options to purchase 284,091 shares remained available for grant.

      The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

Option Grants in Last Fiscal Year

					Potential Realizable
	Option Grants in Last Fiscal Year				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(3)
	Options	Employees in	Price Per	Expiration
Name	Granted	Fiscal Year(1)	Share(2)	Date	5%	10%

Hollings C. Renton	125,000	16.65%	$4.18	08/13/12	$328,597	$832,730
D. Scott Geyer	35,000	4.66	4.00	07/22/12	88,045	223,124
	35,000	4.66	4.45	09/26/12	97,994	248,337
Leonard E. Post, Ph.D.	25,000	3.33	4.00	07/22/12	62,889	159,374
Gregory J. Giotta, Ph.D., J.D.	25,000	3.33	4.00	07/22/12	62,889	159,374
Marilyn E. Wortzman	15,000	2.00	4.00	07/22/12	37,734	95,625

(1)	Based on an aggregate of 750,802 options granted to employees and consultants of the Company in fiscal year 2002 including the Named Executive Officers.

(2)	Exercise prices are equal to the closing price of the Company’s Common Stock on the Nasdaq Market on the date of grant.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

			Number of Securities
			Underlying		Value of Unexercised In
	Shares		Unexercised Options		the Money Options at
	Acquired		at December 31, 2002		December 31, 2002(1)
	on	Value
Name	Exercise	Realized	Vested	Unvested	Vested	Unvested

Hollings C. Renton	75,291	$297,739	255,662	232,192	$3,000	$212,750
D. Scott Geyer	—	—	54,586	150,414	8,063	121,617
Leonard E. Post, Ph.D.	—	—	117,291	117,709	11,311	72,639
Gregory J. Giotta, Ph.D., J.D.	—	—	46,511	69,065	5,092	58,958
Marilyn E. Wortzman	—	—	25,208	46,980	11,124	37,431

(1)	Represents the fair market value of the underlying shares on the last day of the fiscal year 2002 ($5.81 based on the closing sales price of the Common Stock as reported on the Nasdaq National Market) less the exercise price of the options multiplied by the number of shares underlying the option.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

      In February 2001, the Company entered into change in control severance agreements with each of its executive officers at the time, and has entered into change in control severance agreements with executive officers hired subsequently. These agreements supersede all other severance arrangements between the executive officers and the Company and, except in the case of the Chief Executive Officer, provide for severance pay equal to nine months salary plus benefits continuation to the affected executive officer in the event his or her employment is “terminated” (as described below) within 13 months of the effective date of a change in control of the Company. In the case of the Chief Executive Officer, the agreement provides for severance pay equal to 18 months salary plus benefits continuation in the event his employment is “terminated” within 13 months of the effective date of a change in control of the Company. The change in control severance agreements further provide that limited outplacement services be provided to the executives in the event of termination. The change in control severance agreements further provide for the acceleration of vesting of 50% of the options held by executives immediately upon a change in control of the Company, and acceleration of vesting of the remaining unvested options held by an executive in the event his or her employment is “terminated” within 13 months of the effective date of a change in control of the Company. For purposes of the change in control severance agreements, “terminated” includes both termination without cause and constructive termination. Constructive termination is deemed to include a material diminution of duties, a reduction in salary of greater than 10% or a change in the affected executive’s business location of greater than 15 miles.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION(1)

Compensation Philosophy

      The primary goal of the Company is to align compensation with the Company’s business objectives and performance. The Company’s aim is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between employee compensation and the creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, cash bonus and stock option awards. Key elements of this compensation package are:

•	The Company pays salaries at least competitive with those of leading biotechnology companies with which the Company competes for talent.

•	The Company maintains incentive opportunities designed to motivate and reward achievement of specific company and individual goals. The availability of these incentives is designed to ensure that the total compensation for employees is competitive with the industry.

•	The Company provides significant equity-based incentives for executives and other employees to ensure that individuals are motivated over the long term to respond to the Company’s business challenges and opportunities as owners.

Salary Compensation

      The salary compensation for all employees, including executive officers, is based upon the compensation of employees in similar positions in other biotechnology companies, in accordance with published biotechnology compensation survey information, which included composite survey data provided in studies by iQuantic and the Radford Biotech Survey, and based upon the advice of consultants to the Company. The Company targets its compensation at the 60th percentile of the range of compensation of similarly situated employees, based upon data provided by these surveys and consultants.

      Salary adjustments for 2002 were based on each individual’s performance. In establishing base salaries for the executive officers other than the Chief Executive Officer, the Compensation Committee carefully reviewed the progress made in the programs headed by each officer and the role of these officers in the scientific and business development of the programs of the Company. In addition, the Compensation Committee relied on market survey information.

Company Performance and Chief Executive Officer Compensation

      As with the other executive officers, the amount of Mr. Renton’s total compensation in 2002 was based on the Company’s accomplishments in 2001 and the Chief Executive Officer’s significant contributions thereto, including, among other things, financing activities, achievement of research and development goals, and objectives under the Company’s ongoing collaborations. The Compensation Committee determined that performance during 2001 compared to objectives was not sufficient to grant a bonus in 2002. The Compensation Committee set performance objectives for the Chief Executive Officer to attain in 2002 in order to receive a bonus in 2003. The Compensation Committee determined that the performance objectives for 2002 were not all met at the target level. Mr. Renton received 80% of his target bonus for fiscal year 2002 that was paid out in the first quarter of 2003.

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in that filing.

Employee Incentive Compensation

      The Company’s primary incentive programs presently consist of the 1996 Plan, the Employee Stock Purchase Plan (the “Purchase Plan”) and the incentive variable cash plan.

Cash Incentive Compensation

      The Compensation Committee uses a broad-based annual incentive cash bonus plan for executive officers and employees. Under this program, the Company awards bonuses to an employee based on whether the Company has met certain goals as determined by the Board and whether the employee has met individual performance objectives. For fiscal year 2002, the Compensation Committee determined that the performance criteria were not all met at the target level of performance and set aside an aggregate 80% of the incentive variable cash pool for distribution to employees of the Company at the discretion of the management of the Company. In the first quarter of 2003, approximately $600,000 was paid as incentive variable cash payouts to executive officers and employees under this program.

Equity Incentive Compensation

      The 1996 Plan utilizes vesting periods to encourage employees to continue in the employ of the Company. Through option grants, employees receive equity incentives to build long-term stockholder value. At the time of hiring, each employee receives a standard initial stock option grant for that employee’s job position at the Company. These options vest ratably over four years. In December 2000, the Compensation Committee began determining the amount, if any, of additional option grants to make to certain employees based on an annual review of each employee’s performance and each employee’s holdings of unvested options. These additional options vest ratably over four years. In addition, the Compensation Committee may consider special performance-based option grants, and in such cases determines the vesting schedule of these options on an individual basis. The exercise price of options granted under the 1996 Plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only to the extent that the Company’s Common Stock appreciates in the long term.

      In 2002, the Board of Directors granted stock options to all of the Named Executive Officers. The grant of the options was based on the prior performance of each executive officer and the need to retain these officers in light of their key roles in the growth and success of the Company. In reaching its decisions, the Compensation Committee relied on its experience and the vesting status of the executive officers’ previously granted stock options.

      The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through an ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Purchase Plan. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each 24-month offering period or on each specified purchase date.

Certain Tax Considerations

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

      The Compensation Committee has determined that the stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant should be treated as “performance-based compensation.”

      From the members of the Compensation Committee of Onyx Pharmaceuticals, Inc.:

Paul Goddard, Ph.D., Chair
George Scangos, Ph.D.
Nicole Vitullo

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee is composed of three non-employee directors: Paul Goddard, Ph.D., George Scangos, Ph.D. and Nicole Vitullo. Dr. Goddard, Dr. Scangos and Ms. Vitullo are not officers or employees of the Company.

PERFORMANCE MEASUREMENT COMPARISON(2)

      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market-US Index and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of the full amount of all dividends:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ONYX PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

*	$100 invested on 12/31/97 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

      (2) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(3)

      The Company’s Audit Committee of the Board of Directors is comprised of three directors who are not officers of the Company. Under currently applicable NASD rules, all of the current members of the committee are independent. For part of the 2002 fiscal year, Wendell Wierenga, who was not independent, was a member of the committee. Dr. Wierenga is the chief executive officer of Syrrx, Inc., which purchased certain assets from the Company in exchange for Syrrx preferred stock valued at greater than five percent of Syrrx’s consolidated gross revenues. Under the NASD rules, Dr. Wierenga ceased to be an independent director on the completion of this purchase in November 2001. Due to Dr. Wierenga’s active involvement with the committee during 2001, Dr. Wierenga remained on the committee through the completion of the 2001 audit process as the Board determined this was in the best interest of the Company and its stockholders. Dr. Wierenga’s successor, George Scangos, was appointed to the Audit Committee by the Board of Directors in the fourth quarter of 2002. The Audit Committee met five times during 2002 with representatives of the Company’s independent accountants.

      The committee has adopted a written charter that has been approved by the Board of Directors. The committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Ernst & Young LLP, the Company’s independent auditors for 2002, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The committee has discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Ernst & Young has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with Ernst & Young that firm’s independence. The committee also concluded that Ernst & Young’s provision of non-audit services, including tax services and the 401(k) audit, is compatible with Ernst & Young’s independence.

      Based on the considerations referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2002 and that Ernst & Young be appointed independent auditors for the Company for 2003.

      From the members of the Audit Committee of the Board of Directors:

Nicole Vitullo, Chair
Magnus Lundberg
George Scangos, Ph.D.

INDEPENDENT AUDITORS FEES

      Audit Fees. Ernst & Young LLP billed a total of $108,650 for services rendered for the audit of the Company’s 2002 annual financial statements and for its review of the Company’s financial statements included in the quarterly reports on Form 10-Q for 2002.

      All Other Fees. No fees were billed and no services were provided by Ernst & Young LLP during 2002 for financial information systems design and implementation. Fees billed by Ernst & Young LLP for all other services rendered to the Company during 2002 totaled $70,130 (private placement financing, tax services and 401(k) audit).

      The Audit Committee of the Board of Directors has determined that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

      (3) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

CERTAIN TRANSACTIONS

      In May 2002, the Company issued 2,972,925 shares of common stock in a private placement to a current shareholder and several new investors, at a price of $6.75 per share, for gross proceeds of $20.0 million. In connection with the private placement, the Company also issued warrants to purchase 743,229 shares of common stock with an exercise price of $9.59 per share. A member of the Company’s board of directors, Nicole Vitullo, is a managing director of Domain Associates, L.L.C., one of the participants in the private placement. Entities affiliated with Domain Associates purchased a total of 740,741 shares in the private placement and were issued warrants to purchase 185,184 shares.

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify the officer or director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Jones
Secretary

April 25, 2003

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ONYX PHARMACEUTICALS, INC., 3031 RESEARCH DRIVE, RICHMOND, CALIFORNIA 94806.

Attachment A:

ONYX PHARMACEUTICALS, INC.

1996 EQUITY INCENTIVE PLAN

Adopted on March 26, 1996

Approved by the Stockholders on April 30, 1996
Amended December 13, 1996
Approved by Stockholders on May 22, 1997
Amended February 4, 1998
Approved by the Stockholders on May 28, 1998
Amended April 1, 1999
Approved by the Stockholders on May 27, 1999
Amended February 9, 2000
Approved by the Stockholders on June 8, 2000
Amended February 13, 2001
Approved by the Stockholders on May 30, 2001
Amended February 12, 2002
Approved by the Stockholders on May 30, 2002
Amended February 12, 2003
Approved by the Stockholders on June      , 2003

1.  Purposes

      (a) In 1992, the Board adopted the Onyx Pharmaceuticals, Inc. 1992 Incentive Stock Plan, which plan was subsequently approved by the Company’s stockholders. On March 26, 1996 the Board hereby amends and restates the Company’s 1992 Incentive Stock Plan in the form of this 1996 Equity Incentive Plan. On December 13, 1996, the Board amended the Plan to comport with the requirements of amended Rule 16b-3. The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) Stock Appreciation Rights, all as defined below.

      (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

      (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  Definitions

      (a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

      (e) “Company” means Onyx Pharmaceuticals, Inc., a Delaware corporation.

      (f) “Concurrent Stock Appreciation Right” or “Concurrent Right” means a right granted pursuant to subsection 8(b)(2) of the Plan.

      (g) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

      (h) “Continuous Status as an Employee, Director or Consultant” means the individual’s service relationship with the Company, whether through employment or as a Director or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

      (i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

      (j) “Director” means a member of the Board.

      (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

      (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (m) “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:

(1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, or such other date or average of a range of dates as shall be selected by the Board and consistently applied, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2) If the common stock is quoted on the Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, or such other date or average of a range of dates as shall be selected by the Board and consistently applied, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

      (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (o) “Independent Stock Appreciation Right” or “Independent Right” means a right granted pursuant to subsection 8(b)(3) of the Plan.

      (p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

      (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

      (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (s) “Option” means a stock option granted pursuant to the Plan.

      (t) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (u) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

      (v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

      (w) “Plan” means this Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan.

      (x) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      (y) “Stock Appreciation Right” means any of the various types of rights which may be granted under Section 8 of the Plan.

      (z) “Stock Award” means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

      (aa) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (bb) “Tandem Stock Appreciation Right” or “Tandem Right” means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.     Administration

      (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

(2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) To amend the Plan or a Stock Award as provided in Section 14.

(4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

      (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in the Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (i) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

4.     Shares Subject to the Plan

      (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million two hundred twenty five thousand (5,225,000) shares of the Company’s common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility

      (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

      (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

      (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than three hundred thousand (300,000) shares of Common Stock in any calendar year.

6.     Option Provisions

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

      (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of an Incentive Stock Option or prior to the exercise of a Nonstatutory Stock Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      (d) Transferability.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 and the rules thereunder, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to such domestic relations order. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

      (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

      (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

      An Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (other than upon the Optionee’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, or comparable requirements of other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

      (g) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

      (j) Re-Load Options. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a “Re-Load Option”) in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

      Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.     Terms of Stock Bonuses and Purchases of Restricted Stock

      Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

      (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock’s Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

      (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

      (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

      (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

      (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.     Stock Appreciation Rights

      (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a “Section 16(b) Insider”), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). No limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

      (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

(1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

(2) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(3) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.     Cancellation and Re-grant of Options

      The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of an Incentive Stock Option granted to a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

      Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to the Plan. The repricing of an Option and/or Stock Appreciation Right hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to the Plan, to the extent required by Section 162(m) of the Code.

10.     Covenants of the Company

      (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.     Use of Proceeds from Stock

      Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.     Miscellaneous

      (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (b) Neither an Employee, Director or Consultant, nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

      (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, the right of the Company’s Board of Directors and/or the Company’s stockholders to remove any Director pursuant to the terms of the Company’s By-Laws and the provisions of the Delaware General Corporation Law, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate.

      (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

      (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state, local, or other tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13.     Adjustments Upon Changes in Stock

      (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

      (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving or acquiring corporation or an Affiliate of such surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving or acquiring corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

14.     Amendment of the Plan and Stock Awards

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

      (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

      (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

      (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.     Termination or Suspension of the Plan

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 26, 2006, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.     Effective Date of Plan

      The Plan shall become effective on the effective date of the initial public offering of the Company’s common stock, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

Attachment B:

ONYX PHARMACEUTICALS, INC.

1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Adopted on March 26, 1996

Approved by the Stockholders on April 30, 1996
Amended on April 1, 1997
Approved by the Stockholders on May 22, 1997
Amended on February 9, 2000
Approved by the Stockholders on June 8, 2000
Amended on February 13, 2001
Approved by the Stockholders on May 30, 2001
Amended on February 12, 2003
Approved by the Stockholders on June      , 2003

1.     Purpose

      (A) The purpose of the 1996 Non-Employee Directors’ Stock Option Plan (the “Plan”) is to provide a means by which each director of Onyx Pharmaceuticals, Inc. (the “Company”) who is not otherwise at the time of grant an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase stock of the Company.

      (B) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

      (C) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.     Administration

      (A) The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

      (B) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”), all of the members of which Committee may (but need not) be, in the discretion of the Board, “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.     Shares Subject to the Plan

      (A) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate four hundred twenty five thousand (425,000) shares of the Company’s common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

      (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  Eligibility

      Options shall be granted only to Non-Employee Directors of the Company.

5.  Non-Discretionary Grants

      (A) Upon the effective date of the initial public offering of the Company’s common stock (the “IPO Date”), each person who is then an eligible Non-Employee Director automatically shall be granted an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein.

      (B) Each person who is elected for the first time to be an eligible Non-Employee Director automatically shall, upon the date of his or her initial election to be an eligible Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein.

      (C) On the anniversary date of each year following the date an option is granted to an eligible Non-Employee Director pursuant to subparagraphs (a) or (b) hereof, each eligible Non-Employee Director automatically shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

6.  Option Provisions

      Each option shall be subject to the following terms and conditions:

      (A) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) ten (10) years from the date of grant. If the optionee’s service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to the optionee’s death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(e).

      (B) The exercise price of each option shall be one hundred percent 100% of the fair market value of the stock subject to such option on the date such option is granted.

      (C) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares. When the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

(I) Payment of the exercise price per share in cash at the time of exercise; or

(II) Provided that at the time of the exercise the Company’s common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

(III) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

      Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company’s common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company’s common stock.

      (D) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 under the Securities Exchange Act of 1934 and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

      (E) An option granted pursuant to section 5(a) or 5(b) shall become exercisable in installments over a period of four years from the date of grant such that twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and (1/48) of the shares shall vest each month thereafter; provided, however, that the optionee has, during the entire period from the grant date to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

      (F) An option granted pursuant to section 5(c) shall become exercisable on the first anniversary of the date of grant of such option; provided, however, that the optionee has, during the entire period from the grant date to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

      (G) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (H) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.  Covenants of the Company

      (A) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

      (B) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.  Use of Proceeds from Stock

      Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.  Miscellaneous

      (A) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      (B) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company’s fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

      (C) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director pursuant to the Company’s By-Laws and the provisions of the Delaware General Corporation Law (or the applicable laws of the Company’s state of incorporation if the Company’s state of incorporation should change in the future).

      (D) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

      (E) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

      (F) As used in this Plan, “fair market value” means, as of any date, the value of the common stock of the Company determined as follows:

(I) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(II) If the common stock is quoted on Nasdaq Stock Market (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(III) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10.  Adjustments Upon Changes in Stock

      (A) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

      (B) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event.

11.  Amendment of the Plan

      (A) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan, provided, however, that the Board shall not amend the Plan more than once every six (6) months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(I) Increase the number of shares which may be issued under the Plan;

(II) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 of the Exchange Act (Rule 16b-3)); or

(III) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 or Section 162(m) of the Internal Revenue Code.

      (B) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.  Termination or Suspension of the Plan

      (A) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of the Company’s common stock reserved for issuance under the Plan have been issued. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

      (B) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

      (C) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.  Effective Date of Plan; Conditions of Exercise

      (A) The Plan shall become effective upon adoption by the Board of Directors.

      (B) No option granted under the Plan shall be exercised or become exercisable unless and until the Plan is approved by the stockholders of the Company.

ONYX PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 10, 2003

10:00 a.m. local time

3031 Research Drive

Richmond, California

Onyx Pharmaceuticals, Inc. 3031 Research Drive Richmond, CA 94806	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Hollings C. Renton, Marilyn E. Wortzman and Robert L. Jones, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

     Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	To elect the following three directors	01 Paul Goddard
	to hold office until the 2006 Annual	02 Antonio J. Grillo-López
	Meeting of Stockholders	03 Wendell D. Wierenga

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Company’s 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under this plan by 600,000 shares.

3.	To approve an amendment to the Company’s 1996 Non-Employee Directors’ Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under this plan by 100,000 shares.

4.	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Date
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.